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                                                                     EXHIBIT 5.1

                                [GJN Letterhead]

                                December 1, 2004

Maverick Tube Corporation
16401 Swingley Ridge Road, Suite 700
Chesterfield, Missouri 63017

Ladies and Gentlemen:

            We have acted as counsel to Maverick Tube Corporation (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration by the Company of: (i) $120,000,000 aggregate principal amount of the Company's 2004 4.00% Convertible Senior Subordinated Notes due 2033 (the "New Notes"), and (ii) an indeterminate number of shares (the "Shares") of common stock of the Company, $0.01 par value per share, determined and subject to adjustment as provided in the Indenture (as hereinafter defined), into which the New Notes may be converted. The New Notes are to be issued in exchange for a like principal amount of the Company's outstanding 4.00% Convertible Senior Subordinated Notes due 2033 (the "Old Notes") and an exchange fee ("Exchange Fee") as described in the prospectus (the "Prospectus") forming a part of the Registration Statement. The New Notes are to be issued pursuant to an indenture, to be dated as of the date of the initial issuance of the New Notes, between the Company and The Bank of New York, as trustee (the "Indenture").

            In connection with the foregoing, we have examined the Registration Statement, the Prospectus, the Indenture and the form of New Notes attached as an exhibit to the Indenture. We have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

            In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.



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Maverick Tube Corporation
December 1, 2004
Page 2


            Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after the Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective under the Securities Act of 1933, as amended, we are of the opinion that:

            1. The Indenture has been duly authorized and when executed and delivered will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors' rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and (z) public policy.

            2. The New Notes have been duly authorized and, when issued in exchange for the Old Notes as provided in the Indenture, will be duly and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors' rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and (z) public policy.

            3. The Shares have been duly authorized and when issued upon conversation of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal matters" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or omitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.


                                            Very truly yours,




                                            /s/  GALLOP, JOHNSON & NEUMAN, L.C.


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